UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2020

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, OncoSec Medical Incorporated (the “Company”) announced that Ms. Sara Bonstein, Chief Financial Officer and Chief Operating Officer of the Company, would be stepping down from her positions in the Company effective January 30, 2020. Ms. Bonstein’s decision to resign from the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 21, 2020, the Company also announced that effective January 30, 2020, Mr. Robert J. DelAversano would become the Company’s Principal Accounting Officer and Controller.

Robert J. DelAversano, 48, is currently Executive Director of Finance of the Company. Mr. DelAversano has over fifteen years of experience in accounting including thirteen years in public accounting. He will assume the role of Principal Accounting Officer and Controller. Prior to joining the Company, Mr. DelAversano was the Director of Financial Reporting and Taxation at Brio Financial Group (“Brio”), where he served as the firm’s Director of Financial Reporting and Taxation, consulting with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio, Mr. DelAversano was a manager at Bartolomei Pucciarelli, LLC. Within that capacity, Mr. DelAversano oversaw the Accounting and Tax practice with industry focuses in real estate development and management, manufacturing and wholesalers, construction contractors, and professional services firms and medical devices and services. In addition, he performed audit services, outsourced chief financial officer functions, and/or consulted clients through difficult Securities and Exchange Commission comment periods particularly through application of complex accounting principles for a vast public company client base.

No family relationships exist between Mr. DelAversano and any of our directors or other executive officers.  There are no arrangements between Mr. DelAversano and any other person pursuant to which Mr. DelAversano was selected as our controller and principal accounting officer, nor are there any transactions to which the Company is or was a participant and in which Mr. DelAversano has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A press release regarding the above is furnished hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated January 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: January 21, 2020	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	President and Chief Executive Officer